UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Shoreway Road, Suite B San Carlos, California 94070
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On December 15, 2020, BioCardia, Inc., a Delaware Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers of the Shares. The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of 2,038,836 Shares, at an offering price of $5.15 per share for gross proceeds of approximately $10.5 million before deducting the fees of A.G.P./Alliance Global Partners (the “Placement Agent”) and related offering expenses. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Company intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to, completing enrollment in the ongoing CardiAMP Cell Therapy pivotal trial for the treatment of heart failure, the funding of clinical development and pursuing regulatory approval for our product candidates.

On December 14, 2020, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with the Placement Agent. Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of an aggregate of 2,038,836 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $5.15 per share (the “Registered Offering”). The Company will pay the Placement Agent a cash fee equal to 7% of the gross proceeds generated from the sale of the Shares.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Registered Offering is being made pursuant to a Registration Statement (No. 333-249426) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on October 9, 2020, and declared effective on October 20, 2020, as supplemented by a prospectus supplement dated December 15, 2020.

The Placement Agency Agreement and Purchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement and Purchase Agreement are qualified in their entirety by reference to such exhibits.

Item 8.01 Other Events.

The Company issued a press release announcing the Registered Offering on December 15, 2020. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Company is filing the opinion of its counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, as Exhibit 5.1 hereto, regarding the legality of the Shares covered by the Purchase Agreement.

On December 15, 2020, the Company received verbal feedback from the data safety monitoring board (the “DSMB”) review of interim data from the Company’s pivotal Phase 3 CardiAMP Heart Failure Trial that is currently enrolling nationwide for infusion of the Company’s CardiAMP™ autologous cell therapy to the myocardium.  The Company anticipates receiving written confirmation from the DSMB that there are no safety issues in the trial and that the risk benefit analysis based on the interim data will suggest that the trial should continue as planned.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains “forward looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Forward-looking statements in this filing include the anticipated content of written feedback from the DSMB on the Company’s CardiAMP Heart Failure Trial. These forward-looking statements and their implications are based on the current expectations of the management of the Company only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including that the DSMB written feedback may not be as expected. The Company cautions investors not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to The Company’s reports filed from time to time with the Securities and Exchange Commission.

Item 9.01 Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
1.1	Placement Agency Agreement dated December 15, 2020, between BioCardia, Inc. and A.G.P./Alliance Global Partners.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1	Securities Purchase Agreement dated December 15, 2020, by and among BioCardia, Inc. and the purchasers identified on the signature pages thereto.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
99.1	Press Release dated December 15, 2020, entitled “BioCardia, Inc. Announces $10.5 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ David McClung
David McClung
Chief Financial Officer

Date: December 16, 2020